Oppenheimer Discovery Fund
                        Exhibit 24(b)(16) to Form N-1A
                    Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

Distribution            Amount From       Amount From Long
Reinvestment            Investment        or Short-Term          Reinvestment
(Ex)Date                Income            Capital Gains          Price

Class A Shares
  12/23/87               0.0500000         1.9750000             15.230
  12/22/88               0.1430000         0.0000000             17.670
  12/21/89               0.3000000         1.5600000             21.490
  12/20/90               0.1900000         0.6750000             17.830
  12/19/91               0.0000000         1.2900000             26.480
  12/28/93               0.0000000         1.0000000             38.300
  12/20/94               0.0000000         1.6170000             32.150
  12/21/95               0.0000000         3.5916000             40.170
  12/13/96               0.0000000         3.5075000             43.640


Class B Shares
  12/20/94               0.0000000         1.6170000             31.960
  12/21/95               0.0000000         3.5916000             39.550
  12/13/96               0.0000000         3.5075000             42.560


Class C Shares
  12/21/95               0.0000000         3.5916000             40.060
  12/13/96               0.0000000         3.5075000             43.140


Class Y Shares
  12/20/94               0.0000000         1.6170000             32.190
  12/21/95               0.0000000         3.5916000             40.290
  12/13/96               0.0000000         3.5075000             43.900






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Oppenheimer Discovery Fund
Page 2


1. Average Annual Total Returns for the Periods Ended 09/30/97:

   The formula for calculating average annual total return is as follows:

     1/number of years = n       {(ERV/P)^n} - 1 = average annual total return

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000

Class A Shares

Examples, assuming a maximum  Examples at NAV:
   sales charge of 5.75%:

   One Year                               One Year

   {($1,028.81/$1,000)^ 1} - 1 =  2.88%   {($1,091.55/$1,000)^ 1} - 1 =  9.16%

   Five Year                              Five Year

   {($2,238.65/$1,000)^.2} - 1 = 17.49%   {($2,375.29/$1,000)^.2} - 1 = 18.89%

   Ten Year                               Ten Year

   {($3,926.17/$1,000)^.1} - 1 = 14.66%   {($4,165.74/$1,000)^.1} - 1 = 15.34%

Class B Shares

Example assuming a maximum                Examples at NAV:
   contingent deferred sales charge
   of 5.00% for the first year, and
   3.00% for the inception year:

  One Year                              One Year

 {($1,033.29/$1,000)^ 1} - 1 = 3.33%    {($1,083.27/$1,000)^ 1} - 1  =  8.33%

   Inception                            Inception

 {($1,714.59/$1,000)^.2866}-1 = 16.71%  {($1,744.57/$1,000)^.2866}-1 = 17.29%

Class C Shares

Example assuming a maximum                Examples at NAV:
   contingent deferred sales charge
   of 1.00% for the first year, and
   0.00% for the inception year:

   One Year                             One Year

   {($1,073.85/$1,000)^ 1} - 1 = 7.39%   {($1,083.87/$1,000)^ 1} - 1  =  8.39%

   Inception                            Inception

 {($1,386.88/$1,000)^.5014}-1 = 17.82%  {($1,386.88/$1,000)^.5014}-1 = 17.82%









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Oppenheimer Discovery Fund
Page 3


1. Average Annual Total Returns for the Periods Ended 09/30/97: (Continued)

Class Y Shares

Example assuming a maximum                Examples at NAV:
   sales chargeof 0.00%:

   One Year                              One Year

   {($1,094.99/$1,000)^ 1} - 1 = 9.50%   {($1,094.99/$1,000)^ 1} - 1  =  9.50%

   Inception                            Inception

 {($1,856.79/$1,000)^.3003}-1 = 20.42%  {($1,856.79/$1,000)^.3003}-1 = 20.42%





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Oppenheimer Discovery Fund
Page 4


2. Cumulative Total Returns for the Periods Ended 9/30/97:

    The formula for calculating cumulative total return is as follows:

      (ERV - P) / P  =  Cumulative Total Return

Class A Shares

Examples, assuming a maximum              Examples at NAV:
   sales charge of 5.75%:

   One Year                               One Year

  $1,028.81 - $1,000/$1,000 = 2.88%       $1,091.55 - $1,000/$1,000 = 9.16%

   Five Year                              Five Year

   $2,238.65 - $1,000/$1,000 = 123.87%    $2,375.29 - $1,000/$1,000 = 137.53%

   Ten Year                               Ten Year

   $3,926.17 - $1,000/$1,000 = 292.62%    $4,165.74 - $1,000/$1,000 = 316.57%


Class B Shares

Examples, assuming a maximum              Examples at NAV:
   contingent deferred sales charge
   of 5.00% for the first year, and
   3.00% for the inception year:

   One Year                               One Year

   $1,033.29 - $1,000/$1,000 =  3.33%     $1,083.27 - $1,000/$1,000 =  8.33%

   Inception                              Inception

   $1,714.59 - $1,000/$1,000 = 71.46%     $1,744.57 - $1,000/$1,000 = 74.46%


Class C Shares

Examples, assuming a maximum              Examples at NAV:
   contingent deferred sales charge
   of 1.00% for the first year, and
   0.00% for the inception year:

  One Year                                One Year

   $1,073.85 - $1,000/$1,000 =  7.39%     $1,083.87 - $1,000/$1,000 =  8.39%

  Inception                               Inception

   $1,386.88 - $1,000/$1,000 = 38.69%     $1,386.88 - $1,000/$1,000 = 38.69%












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Oppenheimer Discovery Fund
Page 5

2.  Cumulative Total Returns for the Periods Ended 9/30/97: (Continued)


Class Y Shares

Examples, assuming a maximum              Examples at NAV:
   sales charge of 0.00%:

  One Year                                One Year

   $1,094.99 - $1,000/$1,000 =  9.50%     $1,094.99 - $1,000/$1,000 =  9.50%

  Inception                               Inception

   $1,856.79 - $1,000/$1,000 = 85.68%     $1,856.79 - $1,000/$1,000 = 85.68%